                                    EXHIBIT D

                           RIGEL PHARMACEUTICALS, INC.

                        SECOND INVESTOR RIGHTS AGREEMENT

                            [____________] [__], 2003

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
SECTION 1.            GENERAL.........................................................................1

         1.1      Definitions.........................................................................1

SECTION 2.            REGISTRATION; ADDITIONAL REGISTRATION RIGHTS; ETC...............................3

         2.1      Registration of the Securities......................................................3

         2.2      Suspension Periods..................................................................4

         2.3      Piggyback Registrations.............................................................6

         2.4      Demand Registration.................................................................7

         2.5      Certain Obligations of the Company for Piggyback and Demand Registrations...........8

         2.6      Restrictions on Transfer...........................................................11

         2.7      Termination of Registration Rights.................................................13

         2.8      Delay of Registration; Furnishing Information......................................13

         2.9      Indemnification....................................................................13

         2.10     Assignment of Registration Rights..................................................16

         2.11     Amendment of Registration Rights...................................................16

SECTION 3.            CERTAIN COVENANTS OF THE PARTIES...............................................16

         3.1      Reservation of Common Stock........................................................16

         3.2      Rule 144 Reporting.................................................................16

         3.3      Observation Rights.................................................................16

         3.4      Board of Directors Matters.........................................................17

         3.5      Limitation on Subsequent Registration Rights.......................................18

         3.6      Participation Rights...............................................................18

         3.7      Nasdaq Listing.....................................................................20

SECTION 4.            MISCELLANEOUS..................................................................20

         4.1      Governing Law......................................................................20

         4.2      No Inconsistent Agreements.........................................................21

         4.3      Successors and Assigns.............................................................21

         4.4      Entire Agreement...................................................................21

         4.5      Specific Enforcement...............................................................21

         4.6      Severability.......................................................................21


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


         4.7      Amendment and Waiver...............................................................21

         4.8      Notices............................................................................22

         4.9      Attorneys' Fees....................................................................22

         4.10     Headings...........................................................................23

         4.11     Counterparts.......................................................................23

         4.12     Aggregation of Stock...............................................................23

         4.13     Pronouns...........................................................................23

                                      ii.

                           RIGEL PHARMACEUTICALS, INC.
                        SECOND INVESTOR RIGHTS AGREEMENT


       THIS SECOND INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of [_________], 2003 by and among RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and the investors listed on EXHIBIT A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."


                                    RECITALS

       WHEREAS, the Investors are purchasing shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and warrants to purchase shares of Common Stock pursuant to that certain Common Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") dated as of April 29, 2003 (the "FINANCING");

       WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

       WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration and other rights to the Investors as set forth below.

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

       1.1 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement. As used in this Agreement the following terms shall have the following respective meanings:

           (a) "COMMON WARRANTS" means those certain warrants to purchase Common Stock issued pursuant to the Purchase Agreement and held by the Investors listed on EXHIBIT A hereto and their permitted assigns.

           (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (d) "HOLDER" means any person owning of record or having the right to acquire Registrable Securities, or any assignee of record thereof in accordance with Section 2.10 hereof, which have not been sold to the public.




                                       1.

           (e) "INITIATING HOLDERS" means the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding.

           (f) "PRIOR INVESTOR RIGHTS AGREEMENT" means that certain Amended and Restated Investor Rights Agreement, dated as of [April ___], 2003, by and among the Company and the investors named therein.

           (g) "PRIOR REGISTRABLE SECURITIES" means the "Registrable Securities" (as defined in the Prior Investor Rights Agreement) then outstanding under the Prior Investor Rights Agreement, such Prior Rights Holders and their associated amounts of Prior Registrable Securities are as set forth hereto on EXHIBIT B.

           (h) "PRIOR RIGHTS HOLDERS" means the "Holders" of "Registrable Securities" (each as defined in the Prior Investor Rights Agreement) then outstanding under the Prior Investor Rights Agreement.

           (i) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

           (j) "REGISTRABLE SECURITIES" means: (i) the Shares; (ii) the Warrant Shares; and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares and Warrant Shares. Notwithstanding the foregoing, Registrable Securities shall not include any shares of Common Stock: (A) sold by a person to the public either pursuant to a registration statement or Rule 144;
(B) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned; or (C) held by a Holder (together with its affiliates) during such periods in which all of such shares may be sold by the Holder pursuant to Rule 144 within 90 days.

           (k) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 2.1, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to, or required by, any such registration (but excluding the compensation of regular employees of the Company that shall be paid in any event by the Company).

           (l) "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

           (m) "SECURITIES ACT" means the Securities Act of 1933, as amended.

           (n) "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to a sale of Registrable Securities.

                                       2.

           (o) "SHARES" means the shares of Common Stock issued pursuant to the Purchase Agreement and held by the Investors listed on EXHIBIT A hereto and their permitted assigns.

           (p) "SPECIAL REGISTRATION STATEMENT" means: (i) a registration statement relating to any employee benefit plan; (ii) a registration statement relating to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction; or (iii) a registration statement in which the only securities being registered are shares of stock issuable upon conversion of debt securities.

           (q) "WARRANT SHARES" means the shares of Common Stock issuable or issued upon exercise of the Common Warrants.

SECTION 2. REGISTRATION; ADDITIONAL REGISTRATION RIGHTS; ETC.

      2.1  REGISTRATION OF THE SECURITIES.  The Company shall:

           (a) prepare and file with the SEC, as soon as practicable, but in no event later than 10 business days after the Closing Date (as defined in the Purchase Agreement), a registration statement on Form S-3 (the "REGISTRATION STATEMENT") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by the Investors of the Registrable Securities;

           (b) use its commercially reasonable best efforts to cause the Registration Statement to become effective as soon as practicable and no later than five business days after the receipt of a notice of "no review" from the SEC or, in the event of SEC review, no later than 90 days after the Registration Statement is initially filed by the Company with the SEC;

           (c) subject to Section 2.2, use its commercially reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the related prospectus used in connection therewith (the "PROSPECTUS") as may be necessary to keep the Registration Statement current and effective for a period not exceeding the earlier of: (i) the second anniversary of the initial effectiveness of the Registration Statement; (ii) the date on which all Holders may sell all Registrable Securities then held by such Holders without restriction under Rule 144 of the Securities Act; or (iii) such time as all Registrable Securities have been sold (together, the "REGISTRATION PERIOD");

           (d) furnish to the Holders with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and Prospectuses (including any preliminary prospectuses) in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request, in order to facilitate the sale or other disposition of all or any of the Registrable Securities by the Holders;

           (e) use its commercially reasonable best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or



                                       3.

as a condition thereto to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

           (f) advise the Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

           (g) notify each Holder of securities registered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

           (h) bear all Registration Expenses in connection with the procedures in paragraphs (a) through (g) of this Section 2.1 and the registration of the Registrable Securities pursuant to the Registration Statement.

      2.2  SUSPENSION PERIODS.

           (a) Except in the event that paragraph (b) below applies, the Company shall: (i) if necessary to keep the Registration Statement current and effective, promptly prepare and file from time to time with the SEC post-effective amendments to the Registration Statement or supplements to the related Prospectus or supplements or amendments to any document incorporated therein by reference or file any other required document so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders with copies of any documents filed pursuant to Section 2.2(a)(i); and (iii) inform the Holders that the Company has complied with its obligations in Section 2.2(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement that has not yet been declared effective, the Company will notify the Holders to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holders pursuant to Section 2.2(a)(i) hereof when the amendment has become effective).

           (b) Subject to Section 2.2(c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the


                                       4.

applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a certificate in writing to each Holder (the "SUSPENSION Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "SUSPENSION") until the Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current Prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Holders. In the event that the Company shall exercise its right to suspend the effectiveness of the Registration Statement hereunder, the Registration Period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of any Suspensions.

           (c) Notwithstanding the foregoing paragraphs of this Section 2.2, the Holders shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than 45 days each in any 12-month period; provided, however, that in no event shall any Suspension pursuant to Section 2.2(b)(iv) exceed ten business days.

           (d) Provided that a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Holder and supply copies to any other parties requiring such Prospectuses.

                                       5.

      2.3  PIGGYBACK REGISTRATIONS.

           (a) The Company shall notify all Holders of Registrable Securities then outstanding in writing at least ten days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           (b) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten public offering, the Company shall so advise the Holders of Registrable Securities then outstanding. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to the Holders and the Prior Rights Holders on a pro rata basis based on the aggregate of the Registrable Securities then held by the Holders under this Agreement and the Prior Registrable Securities then held by the Prior Rights Holders under the Prior Investor Rights Agreement; and third, to any stockholders of the Company (other than a Holder or Prior Rights Holder) on a pro rata basis; provided, however, that: (i) no such reduction shall reduce the aggregate amount of securities of the selling Holders, together with the securities of the Prior Rights Holders, included in the registration below thirty percent (30%) of the total amount of securities included in such registration; and (ii) no such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration unless all Prior Rights Holders exercising piggyback registration rights in such registration are subject to such reduction in their Prior Registrable Securities. Except as provided above, in no event will shares of any other selling stockholder of the Company be included in such registration that would reduce the number of shares that may be included by the Holders and the Prior Rights Holders without the written consent of the holders of not less than a majority of the aggregate of the Registrable Securities and the Prior Registrable Securities proposed to be sold in the offering. If any participating Holder disapproves of the terms of any such underwriting, such participating Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the



                                       6.

registration. For any Holder that is a partnership, corporation, venture capital fund or limited liability company, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

           (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

      2.4  DEMAND REGISTRATION.

           (a) In the event that: (i) the Registration Statement is not declared effective by the SEC as set forth in Section 2.1(b); (ii) the Holders still hold Registrable Securities at the end of the Registration Period; or (iii) subject to Section 2.2, the Registration Statement does not remain effective during the Registration Period, and the Initiating Holders intend to distribute Registrable Securities, then the Initiating Holders may deliver a written request to the Company that the Company file a registration statement under the Securities Act covering the registration of at least $3 million of the Registrable Securities then outstanding in an underwritten offering. The Company shall, within 20 business days of the receipt of such request, give written notice of such request to all Holders, and subject to the limitations of this Section 2.4, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered on the form of registration statement then available to the Company.

           (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.4, and the Company shall include such information in the written notice referred to in Section 2.4(a). In such event, the right of any Holder to include its Registrable Securities in such registration under this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.4, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities


                                       7.

are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

           (c) The Company shall not be required to effect a registration pursuant to this Section 2.4:

               (i) after the Company has effected three registrations pursuant to this Section 2.4, and such registrations have been declared or ordered effective;

               (ii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a public offering as described in
Section 2.3, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

               (iii) if within 30 days of receipt of a written request from the Initiating Holders pursuant to Section 2.4(a), the Company gives notice to the Holders of the Company's intention to file a registration statement for a public offering as described in Section 2.3, other than pursuant to a Special Registration Statement, within 90 days; provided that if the Company does not file such registration statement within such 90-day period, the Company shall then effect the registration requested by the Initiating Holders pursuant to
Section 2.4;

               (iv) if the Company shall file a registration statement pursuant to this Section 2.3 and then furnish to the Initiating Holders requesting such registration statement pursuant to this Section 2.4 a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to become effective at such time, in which event the Company shall have the right to defer seeking acceleration of effectiveness of such filing for a period of not more than 30 days after receipt of a notice of "no review" or completion of the review process from the SEC; provided that such right to delay effectiveness of a requested registration shall be exercised by the Company not more than once in any 12-month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such period (other than pursuant to a Special Registration Statement); and

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

      2.5 CERTAIN OBLIGATIONS OF THE COMPANY FOR PIGGYBACK AND DEMAND REGISTRATIONS.

           (a) Whenever required to effect the registration of any Registrable Securities pursuant to Section 2.3 or Section 2.4, the Company shall, as expeditiously as reasonably possible:

                                       8.

               (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its commercially reasonable best efforts to cause such registration statement to become effective as soon as practicable;

               (ii) subject to Section 2.5(b), use its commercially reasonable best efforts to prepare and file with the SEC such amendments and supplements to a registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not exceeding, with respect to each Holder's Registrable Securities included in such registration, the earlier of: (i) the second anniversary of the initial effectiveness of such registration statement; (ii) the date on which the Holder may sell all Registrable Securities then held by the Holder without restriction under Rule 144 of the Securities Act; or (iii) such time as all Registrable Securities held by such Holder have been sold;

               (iii) furnish to the Holders with respect to the Registrable Securities registered under a registration statement such number of copies of such registration statement, and related prospectuses, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by the Holders;

               (iv) use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (v) advise the Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of a registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

               (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (vii) notify each Holder of securities registered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                       9.

               (viii) cause all such Registrable Securities registered under such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (ix) provide a transfer agent and registrar for all Registrable Securities registered under the registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (x) use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities under the registration statement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration under the registration statement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel for the Company, in form and substance as is customarily requested by the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date, from the independent certified public accountants of the Company and any company acquired by the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

           (b) Subject to Section 2.5(c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement filed pursuant to Section
2.3 or Section 2.4 for amendments or supplements to such registration statement or related prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in such registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of


                                      10.

which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a Suspension Notice to each Holder to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to such registration statement until the Holder's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Holders. In the event that the Company shall exercise its right to suspend the effectiveness of such registration statement hereunder, the period during which such registration statement is to remain effective pursuant to Section 2.5(a)(ii) shall be extended by a period of time equal to the duration of any Suspensions.

           (c) Notwithstanding the foregoing paragraphs of this Section 2.5, the Holders shall not be prohibited from selling Registrable Securities under a registration statement filed pursuant to Section 2.4 as a result of Suspensions on more than two occasions of not more than 45 days each in any 12-month period (it being understood that (i) any delay in effectiveness of a registration statement pursuant to Section 2.4(c)(iv) shall be counted as an occasion of Suspension for purposes of this Section 2.5(c) and (ii) any days of delayed effectiveness of a registration statement pursuant to Section 2.4(c)(iv) shall be counted as part of the 45-day total allowed for Suspension under this Section 2.5(c)); provided, however, that in no event shall any Suspension pursuant to
Section 2.5(b)(iv) of a registration statement filed under Section 2.4 exceed ten business days.

           (d) Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.3 or Section 2.4 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations under Section 2.3 or Section 2.4 shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless: (i) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request; or (ii) the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.4 (in which event such right shall be deemed forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

      2.6  RESTRICTIONS ON TRANSFER.

           (a) Each Investor agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") all or any portion of the Registrable Securities unless and until:

                                      11.

               (i) there is then in effect a registration statement under the Securities Act covering such proposed Disposition and such Disposition is made in accordance with such registration statement; or

               (ii) (A) if rights under this Agreement are assigned to the transferee, the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed Disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Disposition will not require registration of such shares under the Securities Act.

           (b) Notwithstanding the provisions of Section 2.6(a) above, no such restriction shall apply to a transfer by a Holder that is: (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an affiliated venture fund transferring to another affiliated venture fund; or (v) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

           (c) Each certificate representing the Shares or Warrant Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. RIGEL PHARMACEUTICALS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

           "THE SALE, TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SECOND INVESTOR RIGHTS AGREEMENT BY AND AMONG RIGEL PHARMACEUTICALS, INC. AND THE INVESTORS NAMED THEREIN. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF RIGEL PHARMACEUTICALS, INC. AT



                                      12.

           THE PRINCIPAL EXECUTIVE OFFICES OF RIGEL PHARMACEUTICALS, INC."

           (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have (i) sold Registrable Securities pursuant to an effective registration statement or
(ii) obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

           (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

       2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the earlier of: (i) the date on which the Holders may sell all Registrable Securities then held by the Holders without restriction under Rule 144 of the Securities Act; or (ii) such time as all Registrable Securities purchased by the Investors in the Financing have been sold.

       2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

           (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

           (b) It shall be a condition precedent to the obligations of the Company to register a Holder's Registrable Securities pursuant to Section 2.1,
Section 2.3 or Section 2.4 that such Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities. Upon receipt of such information, the Company shall promptly update any registration statement (whether or not such registration statement has been declared effective) used or to be used to register Registrable Securities.

       2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.1, Section 2.3 or Section 2.4:

           (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained




                                      13.

in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company shall reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of, or is based upon, a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

           (b) To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in such registration statement, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of, or are based upon, any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a "HOLDER VIOLATION"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event


                                      14.

shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

           (c) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

           (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder, when combined with amounts paid pursuant to
Section 2.9(b), exceed the net proceeds from the offering received by such Holder.

           (e) The obligations of the Company and the Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities pursuant to a registration statement under Section 2 and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                      15.

       2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that: (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or affiliated venture fund of a Holder; (b) is a Holder's family member or trust for the benefit of an individual Holder; (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, that: (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

       2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, the Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

SECTION 3. CERTAIN COVENANTS OF THE PARTIES.

       3.1 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Common Warrants, the Warrant Shares issuable from time to time upon such exercise.

       3.2 RULE 144 REPORTING. With a view to making available to each Holder the benefits of Rule 144 under the Securities Act (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holder to sell Registrable Securities to the public without registration or pursuant to Form S-3, the Company covenants and agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, until such time as all Registrable Securities purchased by the Investors in the Financing have been sold; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be registered on Form S-3, (ii) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (iii) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such form.

       3.3 OBSERVATION RIGHTS. For so long as MPM BioVentures III, L.P. or its affiliates ("MPM CAPITAL") shall own Registrable Securities representing not less than 10% of the total shares of Common Stock then outstanding, the Company shall allow Ms. Ashley Ledbetter (or such other representative that may be designated by MPM Capital in accordance with this Section 3.3) to serve as a representative designated by MPM Capital (the "REPRESENTATIVE") to


                                      16.

attend all regularly scheduled meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such Representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that: (a) MPM Capital shall not change or substitute its Representative without providing the Company with 20 days' prior notice of such change or substitution; (b) the Representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and (c) the Company reserves the right to exclude such Representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary: (i) to preserve the attorney-client privilege; (ii) to protect highly confidential information; or
(iii) to prevent the disclosure of trade secrets to a competitor.

       3.4 BOARD OF DIRECTORS MATTERS. For so long as MPM Capital shall own Registrable Securities representing not less than 10% of the total shares of Common Stock then outstanding:

           (a) the Company's Board of Directors shall consist of nine members, and the Company's Board of Directors shall be divided into three classes, with each class having a three-year term;

           (b) the Company shall: (i) use its commercially reasonable best efforts to cause Mr. Dennis Henner, as designated by MPM Capital (the "CLASS II DESIGNEE"), to be nominated and elected to Class II of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of Class II directors; (ii) use its commercially reasonable best efforts to cause Mr. Nick Simon, as designated by MPM Capital (the "CLASS III DESIGNEE" and collectively with the Class II Designee, the "MPM DESIGNEES"), to be nominated and elected to Class III of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of Class III directors; and (iii) if any MPM Designee elected to the Company's Board of Directors ceases to be a member of the Company's Board of Directors during such person's term as a director due to such person's resignation, death or removal, the Company shall use its commercially reasonable best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by MPM Capital, and such designee shall be an MPM Designee for purposes of this Agreement;

           (c) as long as an MPM Designee remains on the Company's Board of Directors pursuant to Section 3.4(b), then: (i) the Company shall use its commercially reasonable best efforts to appoint one of the MPM Designees to the Nominating Committee of the Company's Board of Directors; and (ii) the Company shall not materially amend or modify the Charter of the Nominating Committee of the Company's Board of Directors as in effect as of the date of this Agreement; provided, however, that the Company shall not be required to make any appointment to a committee of the Company's Board of Directors if such appointment could reasonably be expected to conflict with federal securities laws or any other rules or regulations then in effect of Nasdaq or any exchange on which the Company's securities are listed for trading; and provided further that the Company shall be able to amend or modify the Charter of the Nominating Committee of the Company's Board of Directors as is necessary to not conflict with any applicable federal securities laws, state laws or any other rules or regulations then in effect of Nasdaq or any exchange on which the Company's securities are listed for trading;

                                      17.

           (d) as long as an MPM Designee remains on the Company's Board of Directors pursuant to Section 3.4(b), then the Company shall use its commercially reasonable best efforts to appoint one of the MPM Designees to the Compensation Committee of the Company's Board of Directors; provided, however, that the Company shall not be required to make any appointment to a committee of the Company's Board of Directors if such appointment could reasonably be expected to conflict with federal securities laws or any other rules or regulations then in effect of Nasdaq or any exchange on which the Company's securities are listed for trading; and

           (e) the Company shall use its commercially reasonable efforts to maintain the Company's amended and restated certificate of incorporation and bylaws, as amended, to permit the Company to indemnify its directors and officers to the fullest extent permitted by law (including to seek to amend such certificate and bylaws to the extent the law permits greater indemnification than then permitted by such certificate and bylaws).

       3.5 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. For so long as any Registrable Securities remain outstanding, after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the aggregate of (a) the Registrable Securities then outstanding under this Agreement and (b) the Prior Registrable Securities then outstanding under the Prior Investor Rights Agreement, enter into any agreement, other than in connection with a Special Registration Statement, with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with, or senior to, those granted to the Holders hereunder.

       3.6 PARTICIPATION RIGHTS.

           (a) The parties hereby agree that each Investor, so long as such Investor and its respective affiliates beneficially own at least 10% of all of the outstanding shares of Common Stock, shall have the right (the "PARTICIPATION RIGHT"), but not the obligation, to purchase its Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined below). "PRO RATA SHARE" equals a fraction, (i) the numerator of which shall be the number of shares of Common Stock then owned by such Investor (or receivable by such Investor upon conversion or exercise of all then outstanding convertible or exercisable securities held by such Investor) and (ii) the denominator of which shall be the total number of shares of Common Stock then outstanding.

           (b) For purposes of this Agreement, "NEW SECURITIES" shall mean any shares of, or securities convertible into or exchangeable or exercisable for any shares of, the Company's capital stock; provided, however, that the term "New Securities" does not include:

               (i) any securities, including shares of Common Stock, to be issued pursuant to a "public offering" (as such term is determined by the rules, regulations and guidelines of the National Association of Securities Dealers) of such securities, or issued pursuant to a registration statement on a Form S-4 or S-8 or substantially equivalent successor form, or, upon the approval of a majority of the entire Board of Directors of the Company (i.e., a majority of the total number of directors then in office), any shares issued pursuant to registration statement and offered publicly (the parties hereto agree that merely because an offering is to be



                                      18.

undertaken as a "take-down" from a shelf registration statement, that factor will not be the sole determinative factor as to whether such offering is a "public offering");

               (ii) shares of Common Stock (or options therefor) issued or issuable to employees, officers, directors, consultants or other service providers of the Company pursuant to stock options or other stock incentive agreements or plans approved by a majority of the Company's Board of Directors and not for capital-raising transactions;

               (iii) any securities issued upon the conversion or exercise of an convertible or exercisable securities outstanding as of the date hereof;

               (iv) any shares of Common Stock (or any other security) issued in connection with any stock split, stock dividend, combination, recapitalization or similar corporate action for which no consideration is paid or payable;

               (v) any shares of Common Stock (or any other security) issued in connection with (A) any corporate collaboration agreement, (B) any licensing agreement, (C) any payment or settlement of any obligation under a material contract and (D) as compensation for any services rendered to the Company;

               (vi) any securities issued pursuant to an acquisition of the Company approved by its Board of Directors by means of (A) merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such merger or other form of corporate reorganization fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such merger or other form of corporate reorganization or
(B) a sale of all or substantially all the assets of the Company approved by the Company's Board of Directors;

               (vii) any shares of Common Stock or Warrants issued pursuant to the Financing;

               (viii) any securities issued in connection with bona fide equipment financings or bona fide lease agreements; or

               (ix) any securities issued in transactions approved by the Board of Directors (i.e., a majority of the total number of directors then in office) as being excluded from the provisions of this Section 3.6.

           (c) If the Company proposes to undertake any issuance of New Securities, it shall, prior to any such issuance, give written notice to the Investors of its bona fide intention to issue New Securities (the "COMPANY NOTICE"), describing the type of New Securities proposed to be issued, the total number or quantity of New Securities proposed to be issued, and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor may elect to purchase or acquire its Pro Rata Share of such New Securities (an "ELECTING PARTY") by delivering written notice (the "PARTICIPATION NOTICE") of its election to so purchase or acquire such New Securities at the price and upon the general terms specified in the


                                      19.

Company Notice and stating the quantity of New Securities to be purchased (not to exceed its Pro Rata Share). The Participation Notice shall be delivered to the Company within five (5) business days after the date of delivery of the Company Notice, and the obligations of the Electing Party thereunder to purchase the elected number or percentage of New Securities, and the obligations of the Company to sell such New Securities to the Electing Party, shall be contingent upon the consummation of the sale or other transaction pursuant to which the New Securities are proposed to be issued. The number or amount of New Securities specified in the Participation Notice shall be subject to automatic and proportionate reduction in the event that the total number or quantity of New Securities sold by the Company is reduced below the number or quantity specified in the Company Notice. If any Investor fails to give the Participation Notice to the Company within such five business-day period, or specifies in the Participation Notice that such Investor will only purchase part, but not all, of such Investor's Pro Rata Share (a "NONPURCHASING INVESTOR"), then such Nonpurchasing Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase, and the Company shall promptly give each Investor (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a "PURCHASING INVESTOR") written notice of the failure of any Nonpurchasing Investor to purchase such Nonpurchasing Investor's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Such Overallotment Notice shall be given to each Purchasing Investor within three business days of the expiration of the five business-day period. Each Purchasing Investor shall have a right of overallotment such that such Purchasing Investor may agree to purchase a portion of the Nonpurchasing Investor's unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Investor at any time within three business days after receiving the Overallotment Notice.

           (d) If the Investors fail to exercise in full the Participation Right within such five plus three plus three business-day period, then the Company shall have 180 calendar days thereafter to sell the New Securities with respect to which the Investors' Participation Rights hereunder were not exercised, at a price not less than, and upon general terms not more favorable than those specified in the Company Notice. If the Company has not issued and sold the New Securities within such 180 calendar-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 3.6.

           (e) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities that would allow such holder or prospective holder a participation right, right of first refusal, right of first offer or other similar right which is on terms materially more favorable to such holder or prospective holder than, or in preference to, the Participation Right granted to the Investors hereunder.

       3.7 NASDAQ LISTING. The Company shall use its commercially reasonable best efforts to maintain the listing of the Registrable Securities on Nasdaq.

SECTION 4. MISCELLANEOUS.

       4.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the


                                      20.

principles of conflicts of law. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Francisco, California.

       4.2 NO INCONSISTENT AGREEMENTS. The Company has not entered, as of the date hereof, into any agreement with respect to any of its securities that is inconsistent with, diminishes or otherwise limits, the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

       4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of, and be enforceable by, each person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

       4.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement; provided, however, that the parties hereto acknowledge that the Investors have relied on those certain Consents, Waivers and Agreements, dated as of April 29, 2003, executed by holders of a majority of the "Registrable Securities" outstanding under (and as defined in) that certain Amended and Restated Investor Rights Agreement, dated as of February 3, 2000, by and among the Company and the investors named therein.

       4.5 SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of
Section 3.4 of this Agreement by any other party, that Section 3.4 of this Agreement shall be specifically enforceable, and that any breach or threatened breach of Section 3.4 of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach Section 3.4 of this Agreement.

       4.6 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       4.7 AMENDMENT AND WAIVER.

                                      21.

           (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.

           (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least a majority of the Registrable Securities then outstanding.

           (c) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

       4.8 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing; shall be mailed (a) if within the domestic United States, by first-class registered or certified airmail, by nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile; shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed; (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed; (iii) if delivered by International Federal Express, two business days after so mailed; or (iv) if delivered by facsimile, upon electric confirmation of receipt; and shall be delivered as addressed as follows:

           (a)   if to the Company, to:

                      Rigel Pharmaceuticals, Inc.
                      1180 Veterans Boulevard
                      South San Francisco, CA  94080
                      Attn:  James M. Gower
                      Chairman and Chief Executive Officer
                      Phone:  (650) 624-1100
                      Telecopy:  (650) 624-1133

                  with a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306
                      Attn: Suzanne Sawochka Hooper
                      Phone: (650) 843-5000
                      Telecopy: (650) 849-7400

           (b) if to the Investors, at the addresses as set forth on EXHIBIT A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

       4.9 ATTORNEYS' FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party



                                      22.

all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       4.10 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

       4.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

       4.12 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

       4.13 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


                                      23.

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                           INVESTORS:

RIGEL PHARMACEUTICALS, INC.                        MPM BIOVENTURES III, L.P.


By:                                                By:   MPM BioVentures III GP, L.P.,
         ------------------------------                  its General Partner

Name:                                              By:   MPM BioVentures III LLC,
         ------------------------------                  its General Partner

Title:                                             By:
         ------------------------------                  ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: Series A Member


                                                   MPM BIOVENTURES III-QP, L.P.

                                                   By:   MPM BioVentures III GP, L.P.,
                                                         its General Partner


                                                   By:   MPM BioVentures III LLC,
                                                         its General Partner


                                                   By:
                                                         ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: Series A Member


                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


                                                   MPM BIOVENTURES III GMBH & CO.
                                                   PARALLEL-BETEILIGUNGS KG

                                                   By:   MPM BioVentures III GP, L.P., in its
                                                         capacity as the Managing Limited
                                                         Partner

                                                   By:   MPM BioVentures III LLC,
                                                         its General Partner

                                                   By:
                                                         ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: Series A Member


                                                   MPM BIOVENTURES III PARALLEL
                                                   FUND, L.P.

                                                   By:   MPM BioVentures III GP, L.P.,
                                                         its General Partner

                                                   By:   MPM BioVentures III LLC,
                                                         its General Partner

                                                   By:
                                                         ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: Series A Member


                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


                                                   MPM ASSET MANAGEMENT
                                                   INVESTORS 2003 BVIII LLC


                                                   By:
                                                         ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: Manager


                                                   MPM BIOEQUITIES MASTER FUND, L.P.

                                                   By:   MPM BioEquities GP, L.P.,
                                                         its General Partner

                                                   By:   MPM BioEquities GP LLC,
                                                         its General Partner

                                                   By:
                                                         ------------------------------

                                                   Name:
                                                         ------------------------------
                                                   Title: General Partner

                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


                                                   ALTA BIOPHARMA PARTNERS II, L.P.

                                                   By:   Alta BioPharma Management Partners
                                                         II, LLC


                                                   By:
                                                         ------------------------------
                                                         Managing Director


                                                   ALTA EMBARCADERO BIOPHARMA
                                                   PARTNERS II, LLC


                                                   By:
                                                         ------------------------------
                                                         V.P. of Finance & Admin.



                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


                                                   FRAZIER HEALTHCARE IV, L.P.

                                                   By:    FHM IV, LP, its General Partner
                                                   By:    FHM IV, LLC, its General Partner


                                                   By:
                                                         ------------------------------
                                                                                 , Member
                                                         ------------------------


                                                   FRAZIER AFFILIATES IV, L.P.

                                                   By:   FHM IV, LP, its General Partner
                                                   By:   FHM IV, LLC, its General Partner


                                                   By:
                                                         ------------------------------
                                                                                 , Member
                                                         ------------------------


                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


                                                   HBM BIOVENTURES (CAYMAN) LTD.

                                                   By:
                                                         ------------------------------
                                                   Name:  John Arnold

                                                   Title: Chairman and Managing Director




                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A


                                    INVESTORS


                                                                                                          TOTAL
                                                  AGGREGATE          SHARES                            REGISTRABLE
                  INVESTOR                     PURCHASE PRICE       PURCHASED      WARRANT SHARES       SECURITIES
--------------------------------------------- ------------------ ---------------- ------------------ -----------------
MPM BioVentures III, L.P.                      $ 1,399,249.92        2,186,328            437,265        2,623,593
[Address]

MPM BioVentures III-QP, L.P.                   $20,810,575.36       32,516,524          6,503,304       39,019,828
[Address]

MPM BioVentures III GmbH & Co.
Parallel-Beteiligungs KG                       $ 1,758,750.08        2,748,047            549,609        3,297,656
[Address]

MPM BioVentures III Parallel Fund, L.P.        $   628,499.84          982,031            196,406        1,178,437
[Address]

MPM Asset Management Investors 2003 BVIII
LLC                                            $   402,924.80          629,570            125,914          755,484
[Address]

MPM BioEquities Master Fund, L.P.              $ 1,000,000.00        1,562,500            312,500        1,875,000
[Address]

Alta BioPharma Partners II, L.P.               $ 7,233,884.80       11,302,945          2,260,589       13,563,534
[Address]

Alta Embarcadero BioPharma Partners II, LLC
                                               $   266,115.20          415,805             83,161          498,966
[Address]

Frazier Healthcare IV, L.P.                    $ 7,462,120.35       11,659,563          2,331,912       13,991,475
[Address]

Frazier Affiliates IV, L.P.                    $    37,879.65           59,186             11,837           71,023
[Address]

HBM BioVentures (Cayman) Ltd.                  $ 5,000,000.00        7,812,500          1,562,500        9,375,000
Unit 10 Eucalyptus Building
Crewe Road
P.O. Box 30852 SMB
Grand Cayman, Cayman Islands
Attn:  John Arnold
(345) 946-8002 (T)
(345) 946-8003 (F)

                  TOTAL                        $46,000,000.00       71,874,999         14,374,997       86,249,996

                                    EXHIBIT B


                              PRIOR RIGHTS HOLDERS

                             AS OF APRIL [__], 2003

INVESTOR NAME AND ADDRESS                                                     REGISTRABLE SECURITIES
-----------------------------------------------------------------            --------------------------
Alta California Partners, L, P.                                                        4,579,314
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

Alta  Embarcadero Partners, LLC
One Embarcadero Center, Suite 4050
San Francisco, CA 94111                                                                  104,618

CB Capital Investors,  L.P.
c/o Chase Capital Partners
Partners 380
Madison Avenue, 12th Floor
New York, NY 10017                                                                       833,333

Fortune Maker Corporation
11/F King Fook Building
30-32 Des Voeux Road Central
HONG KONG                                                                                550,000

Frazier & Company, Inc.
601 Union Street, Suite 2110
Seattle, WA 98101                                                                         15,234

Frazier Healthcare II, L.P.
601 Union Street, Suite 2110
Seattle, WA 98101                                                                      4,332,575

Johnson & Johnson Development Corporation
One Johnson & Johnson Plaza
New Brunswick, NJ 08933                                                                1,666,666

Lombard Odier Darier Hentsch & Cie
11, rue de la Corraterie                                                               4,169,538

                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE


1204 Geneva
Switzerland

Novartis Pharma AG
Head Financial Investments
CH-4002
Basil, Switzerland                                                                     2,000,000

Pfizer, Inc.
235 East 42nd Street
New York, NY 10017                                                                     1,000,000

Thomas Volpe
[Address]                                                                                 33,333

Total:                                                                                19,284,611





                        SECOND INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE